EXHIBIT 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned officer of Xinyuan Real Estate Co., Ltd. (the “Company”), hereby certifies that the Company’s Annual Report on Form 20-F for the year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2016	/s/ Xinqi Wang
Xinqi Wang Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Exchange Act and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.